UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2005

Lone Star Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12881 (Commission File Number)	75-2085454 (IRS Employer Identification No.)

15660 North Dallas Parkway,
Suite 500
Dallas, Texas  75248
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (972) 770-6401

Not applicable
(Former name or former address, if changed since last report)

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement

On June 28, 2005, Lone Star Technologies, Inc. (the “Company”) issued a press release announcing that its largest subsidiary, Lone Star Steel Company, and Tubos del Caribe, S.A. (“Tubocaribe”), a Colombian manufacturer of oil country tubular goods and line pipe (collectively, “Oilfield Products”), have terminated their strategic alliance, following a change of ownership of Tubocaribe.

The Company and Tubocaribe had entered into a Strategic Alliance Agreement dated October 16, 1997, as amended (the “Agreement”) pursuant to which, among other things, the Company was the exclusive distributor in the United States of Oilfield Products manufactured by Tubocaribe.  In consideration of the Company’s agreement to terminate the Agreement prior to its expiration in October 2006, Tubocaribe will deliver to the Company, without charge, late this year an agreed quantity of Oilfield Products with an estimated value of $8 million to $9 million in addition to filling all open orders.  The foregoing is qualified by reference to Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Exhibits.

Exhibit Number	Exhibit Title
99.1	Press release of the Company dated June 28, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR TECHNOLOGIES, INC.

	By:	/s/ Robert F. Spears
Robert F. Spears,
Vice President, General Counsel and Secretary
Date: July 5, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press release of the Company dated June 28, 2005